Exhibit 23 (A)









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Old Republic International Corporation's Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated February 28, 2006 relating to the financial statement schedules, which appears in the Annual Report on Form 10-K/A.

                                             /s/  PricewaterhouseCoopers LLP


Chicago, Illinois
June 16, 2006